Exhibit 10.11

December 31, 2015

Tivanka Ellawala

##### ## ## #####

Bellevue, WA 98005

Dear Tiv:

Effective September 15, 2015, you transitioned from the role of Chief Financial Officer of Endurance International Group, Inc. (“EIG” or the “Company”) to head of e-commerce for the Company. In connection with this transition and in consideration for your continued employment with EIG, you and the Company hereby agree that effective as of the date hereof (the “Effective Date”):

(i) The unvested portion of the restricted stock award granted to you on January 8, 2013, which unvested portion consists of 83,435 shares of Company common stock as of the date hereof, is hereby cancelled and you shall have no further rights with respect thereto after the Effective Date;

(ii) The unvested portion of the nonstatutory stock option granted to you on October 25, 2013 (the “2013 NSO”), which unvested portion consists of options with respect to 72,571 shares of Company common stock as of the date hereof, is hereby cancelled and you shall have no further rights with respect thereto after the Effective Date. The portion of the 2013 NSO that is vested as of the date hereof, comprised of options with respect to 91,032 shares of Company common, stock shall remain outstanding and be exercisable pursuant to the terms of the applicable stock option agreement and the Company’s stock incentive plan;

(iii) The unvested portion of the incentive stock option granted to you on October 25, 2013 (the “2013 ISO”), which unvested portion consists of options with respect to 29,068 shares of Company common stock as of the date hereof, is hereby cancelled and you shall have no further rights with respect thereto after the Effective Date. The portion of the 2013 ISO that is vested as of the date hereof, comprised of options with respect to 29,068 shares of Company common stock, shall remain outstanding and be exercisable pursuant to the terms of the applicable stock option agreement and the Company’s stock incentive plan; and

(iv) The unvested portion of the restricted stock award granted to you on October 25, 2013, which unvested portion consists of 19,567 shares of Company common stock as of the date hereof, shall continue to vest and remain outstanding pursuant to the terms of the applicable restricted stock agreement and the Company’s stock incentive plan.

10 Corporate Drive, Suite 300, Burlington, MA 01803 t: 781-852-3200 f: 781-272-2915 www.enduranceinternational.com

Please sign below to agree to and acknowledge your consent to the foregoing.

Sincerely,

/s/ Hari Ravichandran
Hari Ravichandran, Chief Executive Officer

Acknowledged and Agreed:

/s/ Tivanka Ellawala
Tivanka Ellawala

Date: 12/28/2015

10 Corporate Drive, Suite 300, Burlington, MA 01803 t: 781-852-3200 f: 781-272-2918 www.enduranceinternational.com